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Peggy Wilson Lawrence  (615) 263-3000





     CORRECTIONS CORPORATION OF AMERICA AND CCA PRISON REALTY TRUST TO MERGE
                           IN $4 BILLION TRANSACTION;
                 COMPANIES ACQUIRE U.S. CORRECTIONS CORPORATION

NASHVILLE, Tenn., April 20, 1998 -- Corrections Corporation of America (NYSE:
CCA), a prison management company, and CCA Prison Realty Trust (NYSE: PZN), a prison real estate investment trust (REIT), announced today that they have signed a definitive agreement to merge. Under the terms of the agreement, holders of CCA common stock will receive .875 share of PZN common stock for each common share of CCA owned.

         When completed, the merged companies will operate as a REIT with approximately $4 billion in total market capitalization, based on current market prices. Doctor R. Crants, chairman of both CCA and PZN, will be chairman and chief executive officer of the combined company. Once closed, the CCA/PZN transaction is expected to be immediately accretive to the REIT's FFO per share.

         The merger has been approved unanimously by the board members of CCA who participated in the decision and the independent board members of PZN. Consummation is planned for January 1999, subject to customary conditions, including approvals by regulatory and governmental agencies and the shareholders of both companies.

         In addition, CCA and PZN also announced that they have acquired the assets of U.S. Corrections Corporation (USCC), a privately-held prison management company based in Louisville, Kentucky. CCA acquired USCC's management contracts to operate correctional and detention facilities for approximately $10 million in cash. Immediately after the CCA purchase, USCC was merged into PZN for approximately $147 million in cash plus the assumption of approximately $108 million of debt.

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         "Each of these transactions, the merger and the acquisition, is significant," said Crants. "They represent unprecedented historic and economic value for our companies. They exemplify our innovation and flexibility while demonstrating our commitment to enhancing the interest of our respective shareholders.

         "The USCC acquisition reflects the relative strengths of CCA and PZN. USCC had the largest collection of prison beds owned by a privately-held company, all of which are a healthy addition to PZN's portfolio. With USCC, PZN increased its owned beds by 43%, from 12,214 to 17,489. More importantly, with this $255 million purchase PZN has met its full-year 1998 asset acquisition objective and did so leaving its considerable CCA facility pipeline intact. The USCC transaction is expected to be immediately accretive to PZN's FFO per share.


         "USCC's contracts and geographic diversity complement CCA's existing book of management business by adding eight facilities and two new states to its service area. We welcome their operations into our company," Crants continued.

         "The merger of CCA and PZN will allow the respective shareholders of both companies to benefit from every type of private sector/public sector partnership: facilities owned and managed by CCA, those owned by government and managed by CCA, those owned by PZN and managed by CCA, and those owned by PZN and managed by government. We are enthusiastic about the possibilities for growth in all of these areas.

         "The resulting company structure will combine the tax and dividend benefits of a REIT with the high growth prospects of a quality growth company to produce an exceptional investment opportunity."

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USCC ACQUISITION

         The former USCC properties that PZN bought include four in Kentucky, one in Ohio and two in North Carolina. The North Carolina prisons currently are under construction, and two of the Kentucky facilities are being expanded and upgraded to medium security. The Ohio facility is a jail managed by the local sheriff, making it the first REIT owned, government operated facility in history. Combined, the facilities PZN acquired house 5,275 beds.

         The management contracts purchased by CCA include the four PZN-acquired operating facilities in Kentucky, as well as one each in Florida and Texas that are owned by government. CCA also purchased the right to manage the two North Carolina prisons that currently are under construction. Total beds operating or being built under the management agreements equal 5,743.

CCA/PZN MERGER BENEFITS

         The merger of CCA and PZN combines their growth rates to create a REIT with the ability to expand funds from operation, or FFO, at a high rate on a sustained basis.

         The proposed structure gives shareholders of both companies the benefit of dividends associated with PZN's status as a REIT. In addition to PZN's regular dividend, during the fourth quarter of 1999, PZN will pay out CCA's accumulated earnings and profits in a special, one-time dividend expected to exceed $2.00 per share.

         The transaction will give the combined company a stronger balance sheet. It is expected to reduce overall cost of capital, as well as enhance liquidity and public float.

         Significant marketing synergies are expected in the development of new business. Combining the resources of CCA and PZN will heighten their effectiveness in presenting comprehensive proposals to government for all facets of the business: designing, building, owning, leasing and managing secure facilities.

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ORGANIZATIONAL STRUCTURE OF MERGED COMPANIES

         After the merger, management of the REIT's facilities and contracts will be undertaken by three newly-formed private companies, all operating under the name of Corrections Corporation of America.

         For existing contracts in facilities not owned by PZN or CCA, two third-party service subsidiaries will be formed. One subsidiary will manage the adult prison contracts and the other will manage jail and detention facility contracts. PZN will have 95% of the economic interest in each subsidiary, and the remaining 5% will be held by investors and the management and employees of each subsidiary.

         For contracts in facilities currently owned by PZN and CCA, as well as for all future facilities, a separate management company will be formed. PZN is expected to have 9.5% economic interest in it, with the balance held by investors and the management and employees of that company. The investor/management group will agree to pay PZN in installments for the right to manage its properties.

         "While the REIT rules are complex," Crants said, "in essence PZN will move forward as the publicly-traded investment vehicle. `New' CCA will continue to operate as its management company with the same name, same management team, same reputation and same industry leadership position."

EXCHANGE TERMS

         Under the terms of the CCA/PZN merger agreement, CCA will merge with and into PZN in a tax-free reorganization. The exchange ratio for CCA common shares will be fixed at .875 PZN share for each CCA share, with no adjustment mechanism for changes in stock price. It is expected that most outstanding CCA stock options and all deferred stock awards will be fully vested and converted into CCA stock just prior to closing, then converted at the exchange ratio into PZN shares.

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         Shares in CCA's ESOP also will be converted into PZN stock at the exchange ratio. It is anticipated that those shares then will be transferred into a newly-formed 401-k Plan for employees.

         J.C. Bradford & Co. has acted as financial advisor for PZN in its consideration of the proposed merger, and Stephens Inc. has acted as financial advisor for CCA.

         CCA manages prisons and other correctional institutions for governmental agencies. The company is the industry leader in private sector corrections with 62,487 beds in 77 facilities under contract in the U.S., Puerto Rico, Australia and the United Kingdom. CCA's full range of services includes finance, design, construction and management of new or existing facilities, as well as long-distance inmate transportation.

         PZN acquires and owns correctional and detention facilities from both private prison managers and governmental entities. The company has elected to be treated as a real estate investment trust under the Internal Revenue Code. PZN currently owns 20 facilities in nine U.S. states.

         This press release contains forward-looking statements that involve various risks and uncertainties. Actual results could differ materially from those contained in these forward-looking statements due to certain factors, including business and economic conditions and availability of financing. These and other risks and uncertainties are detailed in the company's reports filed with the SEC.

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